We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-45005) pertaining to the Teligent, Inc. 1997 Stock Incentive Plan of our report dated February 12, 1999, with respect to the consolidated financial statements of Teligent, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Vienna, Virginia
March 26, 1999